EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report on Form 10-K of Richfood Holdings, Inc. of our report dated June 15, 1998, included in the May 2, 1998 Annual Report to Shareholders of Richfood Holdings, Inc.

Our audits also included the financial statement schedule of Richfood Holdings, Inc. as of May 2, 1998 and May 3, 1997 and for the fiscal years then ended listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein as of May 2, 1998 and May 3, 1997 and for the fiscal years then ended.

We also consent to the incorporation by reference in the following Registration Statements on Form S-8 of our report dated June 15, 1998, with respect to the consolidated financial statements of Richfood Holdings, Inc., incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Richfood Holdings, Inc. included in this Annual Report on Form 10-K for the fiscal year ended May 2, 1998:

Registration
 Statement
   Number                            Plan Name
--------------------------------------------------------------------------------

 33-41210      Richfood Holdings, Inc. Long-Term Incentive Plan
 33-41570      Richfood Holdings, Inc. Savings and Stock Ownership Plan
 33-43652      Richfood Holdings, Inc. Omnibus Stock Incentive Plan
 33-55299      Richfood Holdings, Inc. Non-Employee Directors' Stock Option Plan
 33-63447      Super Rite Corporation 1991 Omnibus Stock Incentive Plan
333-01251      Super Rite Foods, Inc. Employee Investment Opportunity Plan
333-01253      Super Rite Foods, Inc. Employee Investment Opportunity Plan
               for Retail Union Employees
333-16411      Richfood Holdings, Inc. Amended and Restated Omnibus Stock
               Incentive Plan


                                                  /s/ ERNST & YOUNG LLP

Richmond, Virginia
July 27, 1998